UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2014

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 4, 2014 Cohu, Inc. ("Cohu"), announced that it had entered into a definitive agreement with Costar Technologies, Inc. ("Costar") under which Costar, based near Dallas, Texas, would purchase substantially all the assets of Cohu’s video camera and equipment segment ("Electronics Division") which develops, manufactures and sells video cameras and related products, specializing in video solutions for security, surveillance and traffic monitoring. On June 6, 2014 Cohu announced the completion of the sale to Costar.

The purchase price was $9.5 million in cash plus up to $0.5 million in contingent consideration. In connection with the closing of the transaction, Costar entered into a three-year lease, subject to certain early termination rights, with Cohu that enables the business to continue to operate at its current location in Poway, California.

The Electronics Division had sales of $15.7 million in 2013. As a result of this transaction, financial results for the Electronics Division will be reported as discontinued operations in the second quarter of 2014.

Included within the press release of Cohu, Inc. dated June 4, 2014 are non-GAAP financial measures that supplement amounts prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s forecasted results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs and employee severance costs.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

A reconciliation of these non-GAAP amounts to GAAP is as follows:

Forecasted Q2 Gross Margin (%) - GAAP - 34%
Adjustment for Intangible Amortization - 2%
Forecasted Q2 Gross Margin (%) - non-GAAP - 36%

Forecasted Q2 Operating Expense ($) – GAAP – $ 25.0 million
Adjustment for Share Based Compensation – $ (1.7) million
Adjustment for Intangible Amortization – $ (0.5) million
Adjustment for Manufacturing Transition Costs – $ (0.8) million
Forecasted Q2 Operating Expense ($) – non-GAAP – $ 22.0 million

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. — 99.1
Press release, dated June 4, 2014 of Cohu, Inc.

Exhibit No. — 99.2
Press release, dated June 6, 2014 of Cohu, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

June 9, 2014	By:	/s/ Jeffrey D. Jones

Name: s/ Jeffrey D. Jones
Title: Vice President Finance & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 4, 2014 of Cohu, Inc.
99.2	Press release, dated June 6, 2014 of Cohu, Inc.